UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   August 17, 2010

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CLEAR CHANNEL OUTDOOR HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	1-32663	86-0812139
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

200 East Basse Road
San Antonio, Texas 78209
(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 832-3700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

            (e)  As previously announced, Thomas W. Casey became the Chief Financial Officer of Clear Channel Outdoor Holdings, Inc. (the “Company”) effective as of January 4, 2010.  Pursuant to the terms of his previously disclosed employment agreement with Clear Channel Communications, Inc., the Company’s indirect parent entity (“Clear Channel”), in connection with his relocation to the Company’s corporate headquarters in San Antonio, Texas, Mr. Casey is eligible for certain relocation benefits under Clear Channel’s relocation policies for a period of 24 months after the effective date of his employment agreement.  In order to accelerate Mr. Casey’s relocation to San Antonio, Texas from the 24 month period referenced in his employment agreement, a subsidiary of Clear Channel also has entered into a relocation services agreement (the “Relocation Agreement”) with a third party relocation company and has agreed to provide Mr. Casey with an amount to cover duplicate housing expenses, if necessary due to his accelerated relocation, each as described below.

Pursuant to the Relocation Agreement, the relocation company will obtain appraisals on the value of Mr. Casey’s residence in Washington from two independent professional appraisers and the relocation company will offer to purchase Mr. Casey’s home at a purchase price equal to the average of those two appraisals.  If Mr. Casey accepts the offer, the relocation company will purchase Mr. Casey’s home and subsequently resell it.  If Mr. Casey locates a buyer at a purchase price that exceeds that average appraised value, the relocation company will agree to purchase Mr. Casey’s home at the higher price and complete the sale to the buyer.  If Mr. Casey incurs duplicate housing expenses due to his accelerated relocation to San Antonio and the timing of the sale of his Washington home to the relocation company, a subsidiary of Clear Channel will provide Mr. Casey with up to $25,000 for housing expenses during the period of time after his relocation to San Antonio until the sale of his Washington home to the relocation company.  Upon the sale of his Washington home to the relocation company, Mr. Casey will receive the equity value in the home.  A subsidiary of Clear Channel also will compensate Mr. Casey up to $270,000 for any losses to him on the sale of his Washington home after the first 10% of any such losses, and also will compensate him for any taxes resulting from these relocation benefits.  A subsidiary of Clear Channel will bear the costs associated with the relocation company’s purchase and subsequent resale of Mr. Casey’s home, as well as the costs of maintaining the home during the resale process.  A subsidiary of Clear Channel will receive any gain, and reimburse the relocation company for any loss, on the resale of Mr. Casey’s home.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

Date: August 20, 2010	By:	/s/ Scott D. Hamilton
Scott D. Hamilton
Chief Accounting Officer